Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-166571) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan

(2)	Registration Statement (Form S-8 No. 333-161140) pertaining to the 2009 Equity Incentive Plan and 2000 Employee Stock Purchase Plan;

(3)	Registration Statement (Form S-8 No. 333-150777) pertaining to the Amended and Restated 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan;

(4)	Registration Statement (Form S-8 No. 333-140952) pertaining to the 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan, and 2007 Stock Incentive Assumption Plan;

(5)	Registration Statement (Form S-8 No. 333-136935) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan;

(6)	Registration Statement (Form S-8 No. 333-125893) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan;

(7)	Registration Statement (Form S-8 No. 333-118488) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan;

(8)	Registration Statement (Form S-8 No. 333-106167) pertaining to the 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan, and Stock Option Agreements;

(9)	Registration Statement (Form S-8 No. 333-87088) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan;

(10)	Registration Statement (Form S-8 No. 333-60354) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan, and;

(11)	Registration Statement (Form S-8 No. 333-33382) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan;

of our reports dated February 10, 2011, with respect to the consolidated financial statements and schedule of Websense, Inc. and the effectiveness of internal control over financial reporting of Websense, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

San Diego, California

February 10, 2011